FORM ALWAYS REQUIRED

Principal Financial Group

Principal Life Insurance Company
801 Grand Ave.
ATTN: ADC-8th Floor G-8-S39
Des Moines, IA 50392-1770

PRINCIPAL LIFETIME INCOME SOLUTIONS℠

VARIABLE ANNUITY APPLICATION

1. Owner(s)

Primary Owner: Owner is a/an: ☐ Individual ☐ Trust ☐ Custodian/POA ☐ UTMA/UGMA

Full Name (First, Middle, Last) ______ Trust Date (if applicable) ______

Street Address ______ City ______ State ______ Zip ______

Email Address ______

Date of Birth ______ ☐ M ☐ F Gender ______ Social Security or Tax ID # ______ ( ) Telephone Number ______

Joint Owner: Not applicable for Qualified contracts

Full Name (First, Middle, Last) ______

Date of Birth ______ ☐ M ☐ F Gender ______ Social Security or Tax ID # ______ ( ) Telephone Number ______

2. Annuitant(s)

Primary Annuitant: Complete only if different than owner

Full Name (First, Middle, Last) ______

Street Address ______ City ______ State ______ Zip ______

Date of Birth ______ ☐ M ☐ F Gender ______ Social Security or Tax ID # ______ ( ) Telephone Number ______

Joint Annuitant: Not applicable for Qualified contracts

Full Name (First, Middle, Last) ______

Date of Birth ______ ☐ M ☐ F Gender ______ Social Security or Tax ID # ______ ( ) Telephone Number ______

3. Owner's Beneficiary

Must designate at least one primary beneficiary. Attach separate sheet for additional beneficiaries.

Primary		Contingent	Print Full Name	%	Relationship to Owner
☐	or	☐			
☐	or	☐			
☐	or	☐			
☐	or	☐			

4. Type of Contract

Tax Status: ☐ Nonqualified (NQ) ☐ Traditional IRA ☐ IRA Transfer ☐ IRA Rollover ☐ Roth IRA ☐ Pension Trust
☐ SEP IRA ☐ SIMPLE IRA ☐ Inherited IRA ☐ TSA/403(b) ☐ 412(i) Plan ☐ Governmental 457 Plan

If Qualified, date of the Contribution Year: ______ If Roth IRA, date of the first contribution to any Roth IRA: ______

Premium Details	Amount	Personal Check	NQ Transfer	Transfer from IRA	Rollover from Eligible Qualified Plan
Initial Premium:	$ ______	☐	☐	☐	☐
Initial Premium:	$ ______	☐	☐	☐	☐
Initial Premium:	$ ______	☐	☐	☐	☐

Minimum Premium $15,000 Nonqualified, $5,000 Qualified, or $100 Pre-Authorized Checking Withdrawal
Make checks payable to **Principal Life Insurance Company**

5. Guaranteed Minimum Withdrawal Benefit (GMWB) Rider

Please check one of the following. **If neither box is checked, the For Life Withdrawal Benefit Payment will be "Single Life" unless you notify us before you take your first withdrawal to elect "Joint Life".**

☐ "Single Life" Withdrawal Benefit Payment Option

☐ "Joint Life" Withdrawal Benefit Payment Option* (Available only if (i) joint owners are each other's Spouse, or (ii) sole owner is a natural person and owner's Spouse is the primary beneficiary. The Spouse must be eligible to make a spousal continuation election under federal tax law.)

Spouse's Name ____________________ Spouse's DOB __________ Spouse's SSN or Tax ID # ____________

Spouse's name, date of birth and social security number are required when "Joint Life" is elected.

6. Premium Payment Allocation

PREMIUM PAYMENT MAY BE ALLOCATED TO A AND B:

A. GMWB Investment Options (select only one)

☐ Diversified Growth OR ☐ Diversified Balanced

B. Fixed Account Allocation (Use whole percentages)

Fixed Account (Transfers from the Fixed Account are restricted.) ________%

Fixed DCA Plus 6-Month Account* ________%

Fixed DCA Plus 12-Month Account* ________%

*Premium payment allocations to a Fixed DCA Plus Account will be transferred to the GMWB Investment Option in section A above.

7. Interest Rate Lock-In for Fixed Account and/or Fixed DCA Plus Account

☐ Lock in the Fixed Account and Fixed DCA Plus Account (if applicable) interest rate as of Owner's signature date.

The rate is guaranteed only if this application is received in our home office within 10 business days from the Owner's signature date and will only apply to the first premium payment we receive in our home office. The premium payment must be received in our home office within 90 calendar days of the Owner's signature date for the guarantee to apply. All subsequent premium payments will earn the rate in effect at the time the premium payment is received in our home office. **If the Lock-In box is not marked, the rate in effect at the time the premium payment is received in our home office will apply.**

8. Telephone and Internet Authorization

I (We) want telephone services as described in the prospectus. ☐ Yes ☐ No

I (We) want Internet transaction services for the sales representative as described in the prospectus. Internet instructions received from the sales representative will be binding on all contract owners*. ☐ Yes ☐ No

*The contract owner may elect to perform financial transactions on the Internet upon establishing a Personal Identification Number on the Principal Financial Group web site.

If these boxes are not checked telephone and Internet services are not available. Telephone or Internet instructions received from any joint contract owner will be binding on all owners.

9. Replacement Information to be Completed by Owner

Do you have any pending or inforce life insurance coverage or annuity contracts? ☐ Yes ☐ No

If yes, will this annuity replace or change any pending or inforce life insurance or annuity contracts? ☐ Yes ☐ No

10. Replacement Information to be Completed by Marketer

Does the applicant have, or are you aware that the applicant has, any pending or inforce life insurance or annuity contracts? ☐ Yes ☐ No

Do you have any reason to believe this annuity will replace or change any pending or inforce life insurance or annuity contracts? ☐ Yes ☐ No

11. Owner's Signature

I have read this application and have had the opportunity to read the prospectus. I have been given the opportunity to ask questions regarding this investment and they have been answered to my satisfaction. **I understand the following about the contract I am purchasing:**

- **Benefits based on the performance of the separate account are variable and not guaranteed as to dollar amount.**
- I have reviewed my own circumstances to determine if the benefits, costs, and restrictions of this contract and riders are appropriate for me. Refer to the Riders section of the prospectus for details.

All statements in this application are true and complete to the best of my knowledge and are the basis of any annuity issued.

WARNING: IT IS A CRIME TO PROVIDE FALSE, MISLEADING, OR INCOMPLETE INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES AND DENIAL OF INSURANCE BENEFITS.

Signed At City State Date

Contract Owner	**Joint Owner**
X	X
Owner's Signature	Joint Owner's Signature
Print Owner's Name	Print Joint Owner's Name

12. Marketer's Statement

If required, I have provided the applicant with the appropriate Compensation Disclosure form.

Producer Certification for Replacement Transaction: By my signature, I hereby certify that I have used only the company's approved sales material in connection with this sale and that copies of all sales materials, prospectus and/or illustrations used were left with the applicant. I further certify that this replacement transaction follows the company's written replacement policy.

Marketer #1		**Marketer #2**	
Marketer's Signature		Marketer's Signature	
Print Marketer's Name		Print Marketer's Name	
Principal Marketer ID (or Detail Code)		Principal Marketer ID (or Detail Code)	
Agency Office/Bank Name		Agency Office/Bank Name	
Phone Number	Email	Phone Number	Email

Commission Options - Refer to your commission schedule or verify with your broker/dealer to confirm that the option you select is available.

☐ Option A ☐ Option B ☐ Option C ☐ Option D ☐ Option E ☐ Option F

This application is a request for information and will not be included as part of your contract.